United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2026

Date of Report (Date of earliest event reported)

DT Cloud Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42167	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Christopher Columbus Dr Apt 4411 Jersey City, NJ	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 865-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value per share, and one Right	DTSQU	The Nasdaq Stock Market LLC
Ordinary Shares	DTSQ	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-ninth (1/9) of one Ordinary Share	DTSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 2, 2026, DT Cloud Star Acquisition Corporation, a Cayman Islands exempted company (“DTCS” or “Parent”), entered into a business combination agreement (as it may be amended, supplemented, or otherwise modified from time to time, the “BCA”) with DTSQ Purchaser Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Purchaser”), DTSQ Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”, together with the Company and Purchaser, the “Parent Parties”), and PrimeGen US, Inc., a Delaware corporation (the “Company”). Pursuant to the BCA, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the BCA (the “Closing”), (i) the Parent shall merge with and into the Purchaser (the “Redomestication Merger”), with Purchaser surviving the Redomestication Merger; and (ii) at least one business day subsequent to the consummation of the Redomestication Merger, Merger Sub shall merge with and into the Company (the “Acquisition Merger” and together with the Redomestication Merger, the “Mergers”), with the Company surviving the Acquisition Merger (the “Surviving Corporation”).

On November 10, 2026, the parties entered into the first amendment to the BCA (the “First Amendment”), pursuant to which (a) certain provisions pertaining to the conversion of Parent rights in the Redomestication Merger are clarified and corrected, such that, at or immediately prior to the effective time of the Redomestication Merger, all outstanding Parent units will separate into their component Parent ordinary shares and Parent rights, and each outstanding Parent right will be converted into one-ninth (1/9) of one Purchaser ordinary share, (b) the outside date by which the conditions to Closing must be satisfied or waived, after which either Parent or the Company may terminate the BCA, is extended to January 31, 2027, and (c) certain Closing arrangements and certain definitions are revised. Except as expressly provided in the First Amendment, the terms and provisions of the BCA remain unchanged and in full force and effect.

The foregoing descriptions of the BCA and the First Amendment do not purport to be complete and are qualified in their entirety by reference to the full text, which are filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 6, 2026 and incorporated herein by reference, and Exhibit 2.2 to this Current Report on Form 8-K, separately.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, dated February 2, 2026, by and among DT Cloud Star Acquisition Corporation, DTSQ Purchaser Inc., DTSQ Merger Sub Inc., and PrimeGen US, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Parent on February 6, 2026)
2.2	First Amendment to the Business Combination Agreement, dated November 10, 2026, by and among DT Cloud Star Acquisition Corporation, DTSQ Purchaser Inc., DTSQ Merger Sub Inc., and PrimeGen US, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2026

DT CLOUD STAR ACQUISITION CORPORATION

By:	/s/ Sam Zheng Sun
Name:	Sam Zheng Sun
Title:	Chief Executive Officer